RESIGNATION AGREEMENT

This Resignation Agreement ("Agreement) is made and entered into as of this 20th day of December, 1996, by and between General Parcel Services, Inc., a Florida corporation ("Company"), E. Hoke Smith, Jr., an individual ("Employee") and T. Wayne Davis, an individual ("Guarantor").

BACKGROUND FACTS

A.     Employee and Corporation entered into that certain
Employment Agreement dated April 20, 1989, regarding Employee's employment with the Company (the "Employment Agreement").

B. Due to medical reasons, Employee has elected to resign his employment with the Company and the Company desires to accept the Employee's resignation subject to the terms and conditions as hereinafter set forth.

NOW, THEREFORE, in consideration of mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

I .     Back Ground Facts.  The background facts as recited
above are agreed to be true and correct and are incorporated herein by this reference.

2.     Effective Date of Resignation.  Effective as of January
3, 1997, Employee resigns as an employee and director of the Company.

3.     Company's Payment Obligations.  In recognition of
Employee's personal efforts and valuable contributions to the Company, the Company shall pay to Employee, pursuant to the terms herein, the following:

a. The Company shall continue to pay to Employee in semi-monthly installments Employee's full salary through the period ending January 3, 1997, with the last installment payment to be paid to Employee no later than January 10, 1997.

b. On January 2, 1997 the Company shall pay Employee a cash payment of Three Hundred Seventy-Five Thousand and 00/100
Dollars ($375,000.00).

c. Commencing January 4, 1997 through June 26, 2009, the Company shall pay to Employee or, upon his death to his estate, Five Hundred Ninety and 00/100 Dollars ($590.00) per week payable in weekly installments. Employee shall provide Company with written instructions regarding payment of these weekly installments.

4. Stock Options. The Company hereby acknowledges and agrees to honor the stock options previously granted to the employee as set forth on Exhibit 'A" attached hereto, in accordance with the terms thereof-.

5. Reimbursement of Expenses. No later than January 15, 1997, the Company shall either pay directly or reimburse to Employee all reimbursable business expenses incurred by Employee through December 31, 1996, which are reimbursable pursuant to
Section 4.3 of the Employment Agreement. No later than January 15, 1997, the Company shall also pay directly to Employee all legal fees and expenses incurred by Employee in connection with this Agreement or the subject matter herein.

6. Insurance. The Company shall maintain in full force and effect for Employee's continued benefit until June 26, 2009, all current life insurance, medical, health and accident, and disabilities plans, programs or arrangements in which Employee is participating in or entitled to participate in as of the date hereof. In the event that Employee's participation in any such plan, program or arrangement is now or hereafter barred, the Company shall arrange to

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provide Employee with benefits substantially similar to those which Employee is entitled to receive under such plans, programs or arrangements. In addition, through June 26, 2009, the Company shall pay all premiums and/or payments due with respect to Employee's $750,000.00 life insurance policy with Sunlife Insurance Company.

7. Indemnification of Real Estate Leases. The Company has entered into certain leases of real estate located in Milton, Tampa and Orlando, Florida (collectively, the 'Leases"). Employee has personally guaranteed the Company's payment and performance of the Company's obligations under the Leases. The Company agrees to undertake reasonable best efforts to obtain Employee's release from each of his guarantees of the Leases, and additionally, the Company agrees to indemnify Employee and hold Employee harmless from and against any loss, cost, claim, liability, damage or expense arising out of the Leases and or his guarantees of the Leases.

8. Confidentiality. Guarantor and Company agree to maintain the terms of this Agreement and all negotiations relating to the subject matter of this Agreement confidential between the Company, Guarantor and Employee and their respective attorneys. Notwithstanding the foregoing, Company shall be entitled to issue a one-time written press release and/or make any other disclosures required by law disclosing Employee's resignation for medical reasons; provided, however, that prior to the Company's issuance of said written press release, Employee must have provided his written approval to the Company of the content of said written press release.

9. Guaranty. Guarantor does hereby unconditionally and irrevocably guarantee to Employee, the prompt payment of all of the Company's monetary obligations, now or hereafter owed to Employee pursuant to the terms of this Agreement, and does hereby agree that if any

payment obligation of the Company under the terms of this Agreement is not paid by the Company in accordance with the terms herein, the Guarantor will make such payment upon written demand by Employee. Upon any default in payment, Employee shall first proceed against the Company, taking all reasonable steps short of litigation and may then proceed directly against the Guarantor for the payment of any of the Company's obligations under the Agreement.

10. Release of Employee. The Company agrees to indemnify and hold Employee harmless from and against any loss, cost, claim, liability, damage or expense asserted by any party against Employee with respect to Employee's employment with the Company; provided, however, that no such indemnity is given by the Company in respect of conduct of Employee discovered after the date hereof (i) which evidences illegal activity or fraud by the Employee in connection with the conduct of the business of the Company or (ii) for which indemnification by the Company is not permitted under the Florida General Corporation Act, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or some other provision of law.

11. Release of Company and Guarantor. For and in consideration of (i) the Company's payment and performance of the obligations it has undertaken hereunder and (ii) the Guarantor's payment obligation he has undertaken hereunder and in the attached Guaranty of Payment executed in favor of the wife of the Employee, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employee and any entity owned or controlled, in whole or in part, by Employee hereby agrees to release, acquit and forever discharge, and to indemnify and hold harmless, the Company and its officers

4

and directors and every other person who may be deemed to be a "control person" with respect to the Company as such term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and the Guarantor (any such person being hereinafter referred to as a "Releasee"), from and against, any and all claims, losses, liabilities and damages (including reasonable attorneys' fees in respect of any of the foregoing) (collectively, 'claims"), known or unknown, matured or unmatured, or discoverable or undiscoverable, that exist as of the effective date hereof, whether such claims arise in tort or contract or have a statutory basis or otherwise, including but not limited to claims made for breach of the Employee's Employment Agreement and claims made pursuant to 42 U.S.C. Section 2000(e) et seq., as amended, The Age Discrimination in Employment Act of 1967, as amended, the Americans With Disabilities Act, and all other claims of age, race, gender, disability or other discrimination under any federal, state or local law. The foregoing is intended as a general release by the Employee and any entity owned or controlled, in whole or in part, by Employee of each Releasee.

Insofar as the foregoing release relates to claims the Employee may have under the Age Discrimination in Employment Act, the Employee understands that he has 21 calendar days to consider his release of such claims; the Employee acknowledges that he was advised by the Company to have this Agreement reviewed by legal counsel; and the Employee understands that he has seven calendar days from the date hereof (the date of execution of this Agreement) to revoke this Agreement.

In addition to the foregoing, the Employee and any entity owned or controlled, in whole or in part, by Employee agree not to sue any of the Releasees with respect to any claim released

5

above, and further agrees that any breach of this covenant would cause any Releasee irreparable injury that would not and could not be reasonably or adequately compensated by damages in an action at law. Therefore, the Employee agrees that each Releasee shall be entitled, in addition to any other remedies it may have under this Agreement at law or otherwise, to immediate injunctive and other equitable relief to prevent or curtail any breach of this covenant not to sue given by the Employee.

12. Preparation of Agreement. This Agreement should not be construed more strongly against either party regardless of who is responsible for its preparation. The parties acknowledge that each of the parties contributed to it and are equally responsible for its preparation.

13. Amendment. Neither this Agreement nor any of the provisions hereof can be changed, waived, discharged or terminated, except by management, in writing, signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

14. Attorney's Fees. In the event of litigation relating to this Agreement, the prevailing party shall be entitled to have its reasonable attorney's fees paid by the non-prevailing party.

15. Further Assurances. The parties agree to execute such further documents, notices and agreements as each other may reasonably request in furtherance of the purpose as set forth herein and/or confirm the agreements made herein.

16. Successors and Assigns. This Agreement will inure to the benefit of and bind the respective heirs, personal representatives, successors and assigns of the parties hereto.

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17.	Governing Law.  This Agreement shall be interpreted and
construed under the laws of the State of Florida.

18. Notices. Any notice, demand or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been given when delivered personally to the person designated to receive such notice or, if sent certified mail, return receipt requested, on the date noted on the return receipt. Notices shall be directed to the following addresses or to such other or additional addressees as any party might designate by written notice to the other parties:

As to Employee: 	E. Hoke Smith. Jr.

(Signed) E. Hoke Smith, Jr.
---------------------------
7737 Hunters Grove Road
Jacksonville, Fl 32256

with a copy to:

Foley & Lardner
Attn: Steven A. Werber, Esquire
200 Laura Street
Jacksonville, FL 32202

As to Company:
General Parcel Services, Inc.
8923 Western Way, Suite 150
Jacksonville, FL 32216

As to Guarantor:
T. Wayne Davis
1910 San Marco Boulevard
Jacksonville, FL 32207

COMPANY:

General Parcel Services, a Florida corporation

By:  (Signed) T. Wayne Davis
     -----------------------
Its:  Chairman

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GUARANTY OF PAYMENT

The undersigned Guarantor does hereby unconditionally and irrevocably guarantee to GAYLE S. SMITH, ("Employee"), the prompt payment of all GENERAL PARCEL SERVICES, INC., ("Company") monetary obligations, now or hereafter owed to Employee pursuant to the terms of the Employment Agreement, between Employee and Company dated April 5, 1993, and does hereby agree that if any payment obligation of the Company under the terms of that Agreement is not paid by the Company in accordance with the terms herein, the Guarantor will make such payment upon written demand by Employee. Upon any default in payment, Employee shall first proceed against the Company, taking all reasonable steps short of litigation and may then proceed directly against the Guarantor for the payment of any of the Company's obligations under the Agreement.

DATED this 20th day of December, 1996.

(Signed) T. Wayne Davis
-----------------------
T. WAYNE DAVIS, Guarantor

GENERAL RELEASE

        For and in consideration of (i) the Company's payment and performance of the obligations it has undertaken to the Employee's spouse (which obligations enure to the benefit of the (Employee) under the Resignation Agreement with such spouse of even date herewith, and (ii) the Guarantor's payment obligation he has undertaken hereunder and in such Resignation Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employee and any entity owned or controlled, in whole or in part, by Employee hereby agrees to release, acquit and forever discharge, and to indemnify and hold harmless, the Company and its officers and directors and every other person who may be deemed to be a "control person" with respect to the Company as such term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and the Guarantor (any such person being hereinafter referred to as a "Releasee"), from and against, any and all claims, losses, liabilities and damages (including reasonable attorneys' fees in respect of any of the foregoing)(collectively, "claims"), known or unknown, or discoverable or undiscoverable, that exist as of the effective date hereof, whether such claims arise in tort or contract or have a statutory basis or otherwise, including but not limited to claims made for breach of the Employee's Employment Agreement and claims made pursuant to 42 U.S.C. Section 2000(e) et seq., as amended, The Age Discrimination in Employment Act of 1967, as amended, the Americans With Disabilities Act, and all other claims of age, race, gender, disability or other discrimination under any federal, state or local law. The foregoing is intended as a general release by the Employee and any entity owned or controlled, in whole or in part, by Employee of each Releasee.

Insofar as the foregoing release relates to claims the Employee may have under the Age Discrimination in Employment Act, the Employee understands that he has 21 calendar days to consider his release of such claims; the Employee acknowledges that

She was advised by the Company to have this Agreement reviewed by legal counsel; and the Employee understands that he has seven calendar days from the date hereof (the date of execution of this Agreement) to revoke this Agreement.

In addition to the foregoing, the Employee and any entity owned or controlled, in whole or in part, by Employee agree not to sue any of the Releasees with respect to any claim released above, and further agrees that any breach of this covenant would cause any Releasee irreparable injury that would not and could not be reasonably or adequately compensated by damages in an action at law. Therefore, the Employee agrees that each Releasee shall be entitled, in addition to any other remedies it may have under this Agreement at law or otherwise, to immediate injunctive and other equitable relief to prevent or curtail any breach of this covenant not to sue.

DATED 20th day of December, 1996.

(Signed) Gayle S. Smith
-----------------------
GAYLE S. SMITH, Releasor